UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2020 (September 1, 2020)

FLYING EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	FEAC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FEAC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FEAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 1, 2020, Flying Eagle Acquisition Corp., a Delaware corporation (“FEAC” or the “Company”), entered into an agreement and plan of merger by and among FEAC, FEAC Merger Sub Inc., a wholly owned subsidiary of FEAC (“Merger Sub”), Skillz Inc. (“Skillz”) and Andrew Paradise, solely in his capacity as representative of the stockholders of Skillz (the “Founder”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The merger was unanimously approved by FEAC’s board of directors on September 1, 2020. If the Merger Agreement is approved by FEAC’s and Skillz’s stockholders, and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into Skillz with Skillz surviving the merger as a wholly owned subsidiary of FEAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, FEAC will be renamed “Skillz, Inc.” and is referred to herein as “New Skillz” as of the time following such change of name.

Under the Merger Agreement, FEAC has agreed to acquire all of the outstanding equity interests of Skillz for approximately $3.5 billion in aggregate consideration to be paid at the effective time of the Business Combination. Such consideration will be paid through cash and/or stock in New Skillz as follows: each stockholder of Skillz holding shares of common stock of Skillz immediately prior to the effective time of the Business Combination can either elect to receive, with respect to each share of common stock of Skillz it holds, (x) an amount of cash or (y) shares of common stock of New Skillz, in the case of each of clauses (x) and (y) above, calculated based on the per share merger consideration value formula as set forth in the Merger Agreement and, in the case of the shares of common stock of New Skillz, calculated based on a price of $10 per share (the “Closing Price”). If such stockholder fails to make such election within the required time, it will be deemed to have made an election to receive stock consideration. The shares of common stock of New Skillz to be received by each stockholder of Skillz that elects to receive stock consideration will be as follows: (A) stockholders other than the Founder and his controlled affiliates will receive publicly listed shares of Class A common stock, and (B) the Founder and his controlled affiliates will receive shares of Class B common stock, in each case as set forth in the Merger Agreement. The cash consideration (the “Cash Consideration”) payable to all Skillz stockholders will be an amount of cash equal to the lesser of (i) (a) the funds remaining in FEAC’s trust account after giving effect to redemptions of public shares, if any, and payment of Skillz’s and FEAC’s outstanding transaction expenses as contemplated by the Merger Agreement, plus (b) the funds received by FEAC in connection with the equity financing relating to the Subscription Agreements (as described below), plus (c) the amount of cash and cash equivalents of Skillz determined in accordance with GAAP as of 11:59 p.m. Pacific Time on the day immediately preceding consummation of the Business Combination, minus (d) $250,000,000, and (ii) solely to the extent reasonably necessary, based on the written advice of the Company’s nationally recognized tax counsel, to qualify the Business Combination either as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 or a transfer under Section 351(a) of the Internal Revenue Code of 1986, such amount designated by Skillz to FEAC not less than three (3) days prior to consummation of the Business Combination.

If the Skillz stockholders elect to receive an aggregate amount of cash that is greater than the Cash Consideration, the amount of cash to be paid to each Skillz stockholder who elected to receive cash will be downwardly adjusted on a pro rata, per share of common stock of Skillz, basis and each such Skillz stockholder will receive additional shares of New Skillz.

If the Cash Consideration exceeds the aggregate amount of cash which the Skillz stockholders elect to receive, the number of shares to be received by each Skillz stockholder that has elected to receive shares will be reduced until the cash portion of such stockholder’s total merger consideration equals the aggregate cash consideration portion of the aggregate merger consideration, and each Skillz stockholder will receive a pro rata portion of the excess cash.

Skillz and certain stockholders of Skillz have entered into agreements in connection with the signing of the Merger Agreement wherein such stockholders have irrevocably elected to receive stock consideration with respect to a specified number of their shares of Skillz. Skillz also entered into agreements in connection with the signing of the Merger Agreement with certain of its stockholders wherein such stockholders irrevocably elected to receive cash consideration in an aggregate amount in excess of $566,000,000.

Pursuant to the Merger Agreement, at the effective time of the Business Combination, (i) each option exercisable for Skillz equity that is outstanding and unexercised immediately prior to the effective time of the Business Combination shall be assumed and converted into a newly issued option exercisable for Class A common stock of New Skillz (other than in the case of the Founder, who will receive options exercisable for Class B common stock of New Skillz, subject to the same terms and conditions as the Skillz awards), (ii) each warrant to purchase shares of Skillz capital stock that is issued and outstanding immediately prior to the effective time of the Business Combination and has not been terminated pursuant to its terms will be assumed and converted into a warrant exercisable for Class A common stock of New Skillz on the same terms and conditions as applied to the existing warrants to purchase Skillz capital stock, and (iii) in respect of each unvested share of restricted stock that is unvested immediately prior to the effective time of the Business Combination (A) each share of restricted stock (other than those held by an individual who has waived the right to accelerate the vesting of such stock) will become immediately vested and the holder will be entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any and (B) each share of restricted stock held by an individual who has waived the right to accelerate the vesting of such stock will be cancelled and converted into restricted shares of New Skillz stock, subject to the same terms and conditions as the Skillz awards.

In addition, the Merger Agreement contemplates that FEAC’s sponsor, Eagle Equity Partners II, LLC (the “Sponsor”), will, at the Closing of the Business Combination, deliver 10,000,000 of its shares of FEAC Class B common stock to be placed into escrow and subject to forfeiture if certain earn-out conditions described more fully in the Merger Agreement are not satisfied. If the earnout conditions are fully satisfied, 5,000,000 of such shares will be released to the Sponsor in the form of shares of Class A common stock of New Skillz, and the other 5,000,000 shares will be released to the Skillz stockholders, who will receive shares of New Skillz common stock as a result of the Business Combination, in the form of shares of Class A common stock of New Skillz (other than the Founder and his controlled affiliates who will receive shares of Class B common stock of New Skillz), in each case as further described under the Merger Agreement.

The shares of Class B common stock of New Skillz will have the same economic terms as the shares of Class A common stock of New Skillz, but the shares of Class B common stock of New Skillz will have 20 votes per share. The outstanding shares of Class B common stock of New Skillz will be subject to a “sunset” provision if the Founder and other permitted holders of Class B common stock collectively cease to beneficially own at least 20% of the number of shares of Class B common stock of New Skillz collectively held by the Founder and the Founder’s permitted transferees as of the effective date of the Business Combination.

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Skillz and FEAC and its subsidiaries prior to the closing of the Business Combination.

The closing of the Business Combination is subject to certain customary conditions, including, among other things: (i) approval by FEAC’s stockholders and Skillz’s stockholders of the Merger Agreement, the Business Combination and certain other actions related thereto; (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) FEAC having at least $550 million of cash at the closing of the Business Combination, consisting of cash held in its trust account and the aggregate amount of cash actually invested in (or contributed to) the Company pursuant to the Subscription Agreements (as defined below), after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the closing of the Business Combination and the payment of Skillz’s and FEAC’s outstanding transaction expenses as contemplated by the Merger Agreement; and (iv) the shares of Class A common stock of New Skillz to be issued in connection with the Business Combination having been approved for listing on the New York Stock Exchange (“NYSE”) (or, if designated by the Company pursuant to the terms of the Merger Agreement, the Nasdaq Capital Market (“Nasdaq”)) subject only to official notice of issuance thereof.

The Merger Agreement may be terminated by FEAC or Skillz under certain circumstances, including, among others, (i) by written consent of FEAC and Skillz, (ii) by either FEAC or Skillz if the closing of the Business Combination has not occurred on or before December 31, 2020, and (iii) by FEAC or Skillz if FEAC has not obtained the required approval of its stockholders.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about FEAC, Skillz or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Subscription Agreements

The Company entered into subscription agreements (the “Subscription Agreements”), each dated as of September 1, 2020, with certain institutional investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 15,853,052 shares of Class A common stock for $10 per share.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Investors’ Rights Agreement

The Company entered into an eighth amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of September 1, 2020, among the Company, Skillz and certain of their respective stockholders, which will become effective upon consummation of the Business Combination. Pursuant to the Investors’ Rights Agreement, New Skillz will be required to register for resale securities held by the stockholders party thereto. New Skillz will have no obligation to facilitate more than one demand, made by the Sponsor, or its affiliates, that New Skillz register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Skillz. New Skillz will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of New Skillz common stock for a period of 2 years following the closing of the Business Combination, subject to certain permitted transfers. In general, 1,500,000 shares of New Skillz common stock held by each stockholder who is a party to the Investors’ Rights Agreement and its affiliates will be released from the transfer restrictions each quarter beginning on the date that is six months following the Closing.

The foregoing description of the Investors’ Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investors’ Rights Agreement filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Support Agreements

In connection with and following the execution of the Merger Agreement, certain Skillz stockholders (the “Skillz Supporting Stockholders”) entered into Skillz support agreements with the Company (the “Support Agreements”). Under the Support Agreements, each Skillz Supporting Stockholder agreed, on (or effective as of) the third business day following the SEC declaring effective the proxy statement/prospectus relating to the approval by FEAC stockholders of the Business Combination, to execute and deliver a written consent with respect to the outstanding shares of Skillz common stock and preferred stock held by such Skillz Supporting Stockholder adopting the Merger Agreement and approving the Business Combination. The shares of Skillz common stock and preferred stock that are owned by the Skillz Supporting Stockholders and subject to the Support Agreements represent over 85% of the outstanding voting power of Skillz common stock and preferred stock (on an as converted basis). In addition, the Support Agreements prohibit the Skillz Supporting Stockholders from engaging in activities that have the effect of soliciting a competing acquisition proposal.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements filed as Exhibit 10.3 hereto and incorporated by reference herein.

Non-Redemption Agreements

In connection with and following the entry into the Merger Agreement, FEAC entered into non-redemption agreements with certain holders of shares of FEAC Class A common stock, pursuant to which such holders agreed not to exercise their redemption rights in connection with the Business Combination (the “Non-Redemption Agreements”). The aggregate number of shares of FEAC Class A common stock subject to the Non-Redemption Agreements is 9,577,500, which represents $95.84 million of otherwise exercisable redemption rights.

Sponsor Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into an Agreement (the “Sponsor Agreement”) with Skillz, pursuant to which the Sponsor agreed to vote all shares of FEAC common stock beneficially owned by it in favor of each of the proposals at the FEAC Special Meeting, to use its reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The Sponsor also agreed that it would not permit any amendment or modification or consent to the termination of the non-redemption agreements with certain holders of FEAC Class A common stock, pursuant to which such holders agreed not to exercise their redemption rights in connection with the Business Combination (the “Non-Redemption Agreements”) and will take all actions necessary to satisfy, in all material respects, the conditions and covenants set forth in the Non-Redemption Agreements.

The Sponsor Agreement provides that the Sponsor will not redeem any shares of FEAC common stock and will take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against FEAC, Skillz, any affiliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of the Sponsor Agreement, the Merger Agreement or the consummation of the transactions contemplated in such agreements.

The Sponsor also agreed that, at the Closing, it would deposit the Earnout Shares into the earnout escrow account and it would agree to cancel 899,797 shares of FEAC common stock and 5,016,667 private placement warrants held by the Sponsor.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement filed as Exhibit 10.4 hereto and incorporated by reference herein.

Voting Agreements

In connection with the Merger Agreement, Skillz entered into voting and support agreements (the “Voting Agreements”) with holders of 6,972,518 shares of FEAC's common stock pursuant to which such stockholders have agreed to vote in favor of the Business Combination. When such Voting Agreements are taken together with the Sponsor's agreement to vote in favor of the Business Combination, holders of approximately 28% of the issued and outstanding common stock of FEAC have agreed to vote in favor of the Business Combination and the other proposals set forth in the proxy statement/prospectus described below. The Voting Agreements do not contain any restrictions on transfer and terminate upon termination of the Merger Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of FEAC common stock is incorporated by reference herein. The shares of common stock issuable in connection with the transactions contemplated by the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On September 2, 2020, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is the investor presentation dated September 2020, which will be used by the Company with respect to the Business Combination. As noted in the investor presentation, Andrew Paradise and Casey Chafkin, founders of Skillz, have indicated that they currently intend to receive substantially all of their merger consideration in the form of stock.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Merger Agreement, the Company and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Flying Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s registration statement on Form S-1, which was initially filed with the SEC on February 11, 2020, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Flying Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067, Attention: Secretary, (310) 209-7280. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Skillz and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Skillz’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Skillz’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Skillz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company and Skillz following the announcement of the Merger Agreement and the transactions contemplated therein; (2) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company, approvals or other determinations from certain regulatory authorities, or other conditions to closing in the Merger Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of New Skillz’s Class A common stock on NYSE or Nasdaq, as applicable, following the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Skillz or the combined company may be adversely affected by other economic, business, and/or competitive factors; (10) New Skillz’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness; (11) the impact of COVID-19 on Skillz’s business and/or the ability of the parties to complete the Business Combination; and (12) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of September 1, 2020, by and among Flying Eagle Acquisition Corp., FEAC Merger Sub Inc., Skillz Inc. and Andrew Paradise, solely in his capacity as representative of the stockholders of Skillz Inc.
10.1	Form of Subscription Agreement.
10.2	Eighth Amended and Restated Investors’ Rights Agreement, dated September 1, 2020, by and among Flying Eagle Acquisition Corp., Skillz Inc. and certain of its stockholders.
10.3	Support Agreement, dated as of September 1, 2020, by and among Flying Eagle Acquisition Corp. and certain Supporting Stockholders of Skillz Inc.
10.4	Sponsor Agreement, dated as of September 1, 2020, by and among Eagle Equity Partners II, LLC and Skillz Inc.
99.1	Press Release, dated September 2, 2020.
99.2	Investor Presentation, dated September 2020.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYING EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	Chief Financial Officer
Date: September 2, 2020